UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 18, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
               Directors;   Appointment   of  Certain   Officers;   Compensatory
               Arrangements of Certain Officers.


     On March 14, 2007, the board of directors of the Registrant (the "Board") appointed Mr. Greg Osborn Executive Chairman of the Registrant and authorized the Registrant to enter into an employment agreement with Mr. Osborn and also granted certain warrants described below. Mr. Osborn is the founder and has been managing director of IndiGo Ventures, LLC ("IndiGo") since 1999. IndiGo served as the placement agent for the Registrant's recent convertible note financing. For further information concerning the convertible note financing, see the Registrant's current reports on Form 8-K, dated February 14, 2007, February 21, 2007 and April 12, 2007, filed with the Securities and Exchange Commission on February 21, 2007, February 27, 2007 and April 18, 2007, respectively.

     In the convertible bridge note financing, Mr. Osborn purchased notes in the aggregate principal amount of $25,000 and received four-year warrants to purchase an aggregate of 138,888 shares of the Registrant's common stock at an exercise price of $0.09 per share.

     As of April 20, 2007, IndiGo Ventures, LLC, the placement agent of the Registrant's convertible bridge note financing received in the aggregate a fee of approximately $549,900 and seven-year warrants to purchase an aggregate of approximately 7,584,828 shares of the Registrant's common stock at an exercise price of $0.0725 per share. These warrants contain a "cashless exercise" option.

     On April 18, 2007, the Registrant entered into an employment agreement with Mr. Osborn, the Registrant's Executive Chairman, which agreement is effective as of March 14, 2007. This agreement includes the following material terms:

(A) a term of up to 21 months, which can be terminated at any time subject to certain notice and/or severance provisions, (B) an annual salary of $60,000, severance payments not to exceed Mr. Osborn's then-current base salary for a period of twenty-four (24) months less one month for each month after March 14, 2007 (but in no case for less than 12 months), (C) cash payment of $20,000 per month for a period of 9 months once the Registrant reaches profitability, (D) an annual bonus, in the discretion of the Board, (E) the grant of warrants exercisable for 2,625,000 shares of the Registrant's common stock, at an exercise price of $0.19 per share (the "Initial Warrants") and (F) the grant of additional warrants exercisable for 7,500,000 shares of the Registrant's common stock at an exercise price of $0.19 per share (the "Additional Warrants"). Initial Warrants exercisable for 328,125 shares of the Registrant shall vest three months from March 14, 2007 (such date of March 14, 2007 being the "Grant Date"). Initial Warrants exercisable for the remaining 2,296,875 shares shall vest in quarterly installments thereafter. The Additional Warrants shall vest and be exercisable as follows: (i) Additional Warrants exercisable for 1,250,000 shares of the Registrant's common stock shall vest on June 30, 2007; (ii) Additional Warrants exercisable for 2,500,000 shares of the Registrant's common stock shall vest in two equal installments (i.e., 1,250,000 each) in the third and fourth calendar quarters of

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2007,  provided that, (A) in such second calendar quarter Mr. Osborn has brought one poultry and/or seafood plant as a customer to the Registrant and (B) for each of the third and fourth calendar quarters Mr. Osborn has brought two poultry and/or seafood plants as customers to the Registrant (it being understood that in the event that Mr. Osborn has brought at least five poultry and/or seafood plants as customers to the Registrant during calendar year 2007, all of the Additional Warrants described in this clause shall vest during such calendar year; (iii) Additional Warrants exercisable for 2,500,000 shares of the Registrant's common stock shall vest in the first and second calendar quarters of 2008, provided Mr. Osborn has brought two poultry and/or seafood plants as customers to the Registrant during each such calendar quarter (it being understood that in the event Mr. Osborn has brought at least nine poultry and/or seafood plants as customers to the Registrant prior to July 1, 2008, all of the Additional Warrants described in clause (ii) above and this clause (iii) shall vest on or prior to June 30, 2008) and (iv) Additional Warrants exercisable for 1,250,000 shares of the Registrant's common stock shall vest on September 30, 2008 provided Mr. Osborn has brought two poultry and/or seafood plants as customers to the Registrant during the third calendar quarter in 2008 (it being understood that in the event that Mr. Osborn has brought at least eleven poultry and/or seafood plants as customers to the Registrant prior to October 1, 2008, all of the Additional Warrants described in clauses (ii) and (iii) above and this clause (iv) shall vest on or prior to September 30, 2008). Notwithstanding the foregoing, all of the Additional Warrants shall vest no later than the date that Mr. Osborn has brought his eleventh poultry and/or seafood plants as a customer to the Registrant. Vesting of the Initial Warrants and the Additional
Warrants  shall  cease  if  Mr.  Osborn's   employment  is  terminated,   unless
termination is by the Registrant other than for Cause (as defined in the employment agreement), by Mr. Osborn for Good Reason (as defined in the employment agreement), or caused by Mr. Osborn's death or disability. Each of the Initial Warrants and Additional Warrants are exercisable for a 10 year period following the Grant Date, provided, however, that if Mr. Osborn's employment is terminated by the Registrant other than for Cause, by Mr. Osborn for Good Reason, or caused by Mr. Osborn's death or disability, such warrants are exercisable no later than 5 years from the date of such termination, resignation, death or disability (but in no case later than ten years following the Grant Date); provided, further, that in the event Mr. Osborn's employment is terminated by the Registrant for Cause or by Mr. Osborn without Good Reason, such warrants are exercisable through the date of termination or resignation (to the extent vested).

     In the event the Registrant undergoes a Change in Control (which is defined in the employment agreement), 100% of the then unvested portion of the Initial Warrants and Additional Warrants will become vested and exercisable upon the occurrence of such Change in Control. In the event Mr. Osborn's employment is terminated by the Registrant other than for Cause, by Mr. Osborn for Good Reason, or caused by Mr. Osborn's death or disability, the unvested portion of the Initial Warrants that would have otherwise vested in the succeeding two calendar quarters will become vested and exercisable upon the occurrence of such termination, resignation, death or disability.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           TASKER PRODUCTS CORP.



Dated: April 24, 2007                      By:    /s/ Stathis Kouninis
                                               ---------------------------------
                                                Stathis Kouninis
                                                Chief Financial Officer